UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2010

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ                             07205
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2010, Glowpoint, Inc. (“Glowpoint” or the “Company”) entered into a Loan and Security Agreement (the “Loan Facility”) with Silicon Valley Bank (“SVB”) pursuant to which the Company may borrow for working capital purposes up to Five Million ($5,000,000) Dollars maturing on June 15, 2012.  The amounts that can be borrowed at any given time are equal to the lesser of Five Million ($5,000,000) or 80% of the eligible accounts receivable (as defined therein).  Outstanding principal amounts under the Loan Facility bear interest at a floating rate per annum equal to Prime Rate as announced by SVB plus two percent (2%), payable monthly in arrears, subject to a minimum interest rate of six percent (6%).  The Loan Facility is secured by a first priority security interest in all the Company’s assets, including, without limitation, intellectual property.  The Loan Facility contains a number of financial covenants, including without limitation, covenants relating to minimum unrestricted cash balances and minimum EBITDA.

The foregoing description of the credit facility is qualified in its entirety by reference to the provisions of the Loan and Security Agreement attached to this report as Exhibit 10.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired. Not Applicable.

(b)           Pro Forma Financial Information. Not Applicable.

(c)           Shell Company Transactions.  Not Applicable

(d)           Exhibits

Exhibit No. 10.1 99.1	Description Loan and Security Agreement, dated as of June 16, 2010, between Glowpoint and Silicon Valley Bank. Text of press release dated June 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          GLOWPOINT, INC.

Dated:  June 18, 2010

/s/ Edwin F. Heinen
Edwin F. Heinen
Chief Financial Officer